Exhibit 99.1
Audited Consolidated Financial Statements of Florida Chemical Company, Inc. and Subsidiaries

Florida Chemical Company, Inc. and Subsidiaries
Consolidated Financial Statements

Independent Auditor's Report

To the Board of Directors
Florida Chemical Company, Inc.
Winter Haven, Florida

Report on the Financial Statements
We have audited the accompanying consolidated financial statements of Florida Chemical Company, Inc. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows for the years then ended and the related notes to the financial statements.
Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor's Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Florida Chemical Company, Inc. and its subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/McGladrey LLP

Orlando, Florida
March 29, 2013

Florida Chemical Company, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2012	December 31, 2011
Assets
Current Assets:
Cash	$2,104,874	$960,104
Account receivable, net of allowance for doubtful accounts of $182,121 and
$141,309, respectively	10,051,841	14,401,597
Inventories, net	9,952,849	21,503,494
Prepaid expenses	469,832	386,900
Total current assets	22,579,396	37,252,095

Property, Plant and Equipment, net	20,060,781	16,070,489
Other Assets	208,080	154,366
	$42,848,257	$53,476,950

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$8,160,284	$14,098,272
Accrued pension payable	431,591	434,261
Accrued salaries payable	164,614	299,908
Customer deposits	225,166	162,796
Line of credit	—	4,950,000
Current portion of long-term debt	278,758	1,581,911
Related party loan payable	—	400,000
Other current liabilities	93,100	329,559
Total current liabilities	9,353,513	22,256,707

Long-Term Debt, net of current portion	540,179	818,938
Total liabilities	9,893,692	23,075,645

Commitments (Notes 7 and 8)

Stockholders' Equity:
Commons stock, $1 par value, 40,000 shares authorized,
10,000 shares issued and outstanding	10,000	10,000
Additional paid-in capital	151,231	151,231
Retained earnings	32,740,576	30,255,302
Accumulated other comprehensive income (loss)	52,758	(15,228)
Total stockholders' equity	32,954,565	30,401,305
	$42,848,257	$53,476,950

See Notes to Consolidated Financial Statements.

Florida Chemical Company, Inc. and Subsidiaries

Consolidated Statements of Income

	Year ended December 31,
	2012	2011
Sales	$102,686,265	$145,007,325
Cost of sales	80,380,917	112,294,340
Gross profit	22,305,348	32,712,985

Other income	120,586	135,334

Operating expenses:
Compensation and benefits	5,204,070	5,715,814
Selling, general and administration	4,478,092	3,731,885
Occupancy	1,201,186	924,099
Licenses and taxes	753,461	696,981
Insurance	725,912	461,930
Depreciation and amortization	701,873	489,938
Professional fees	384,290	362,948
Other expenses	99,811	248,153
Total operating expenses	13,548,695	12,631,748
Income from operations	8,877,239	20,216,571

Financial income (expense):
Interest income	10	59
Interest expense	(111,593)	(182,630)
Total financial expense	(111,583)	(182,571)

Net income	$8,765,656	$20,034,000

See Notes to Consolidated Financial Statements.

Florida Chemical Company, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

	Year ended December 31,
	2012	2011
Net Income	$8,765,656	$20,034,000

Other comprehensive income (loss)
Unrealized gain (loss) on investments available for sale	67,986	(14,060)
Comprehensive income	$8,833,642	$20,019,940

See Notes to Consolidated Financial Statements.

Florida Chemical Company, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders' Equity

	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
Balances as of December 31, 2010	$10,000	$151,231	$23,850,709	$(1,168)	$24,010,772
Net income	—	—	20,034,000	—	20,034,000
Other comprehensive loss	—	—	—	(14,060)	(14,060)
Distributions to stockholders	—	—	(13,629,407)	—	(13,629,407)
Balances as of December 31, 2011	10,000	151,231	30,255,302	(15,228)	30,401,305
Net income	—	—	8,765,656	—	8,765,656
Other comprehensive income	—	—	—	67,986	67,986
Distributions to stockholders	—	—	(6,280,382)	—	(6,280,382)
Balances as of December 31, 2012	$10,000	$151,231	$32,740,576	$52,758	$32,954,565

See Notes to Consolidated Financial Statements.

Florida Chemical Company, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year ended December 31,
	2012	2011
Cash Flows From Operating Activities:
Net income	$8,765,656	$20,034,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,024,129	729,815
Amortization	20,687	13,432
Loss on disposition of equipment	49,599	220,174
Lower of cost or market adjustment to inventories	45,321	998,883
Provision for doubtful accounts	60,000	—
Inventory reserve	43,545	195,010
Change in working capital components:
(Increase) decrease in assets:
Accounts receivable	4,289,756	(5,066,723)
Inventories	11,461,779	(11,663,690)
Prepaid expenses	(82,932)	(134,763)
Other assets	(6,415)	(109,416)
Increase (decrease) in liabilities:
Accounts payable	(5,937,988)	5,926,543
Accrued pension payable	(2,670)	52,216
Accrued salaries payable	(135,294)	38,351
Customer deposits	62,370	89,896
Other current liabilities	(236,459)	176,100
Net cash provided by operating activities	19,421,084	11,499,828

Cash Flows From Investing Activities:
Acquisition of property, plant and equipment	(5,064,020)	(8,110,915)
Net cash used in investing activities	(5,064,020)	(8,110,915)

Cash Flows From Financing Activities:
Net (repayments) borrowings on line of credit	(4,950,000)	4,950,000
Proceeds from long-term borrowings debt	5,000,000	—
Repayments on long-term borrowings debt	(6,581,912)	(352,697)
Repayments on related party loan	(400,000)	—
Distributions paid to stockholders	(6,280,382)	(13,629,407)
Net cash used in financing activities	(13,212,294)	(9,032,104)
Net increase (decrease) in cash	1,144,770	(5,643,191)
Cash:
Beginning	960,104	6,603,295
Ending	$2,104,874	$960,104

Supplemental Disclosure of Cash Flow Information:
Interest paid, including capitalized interest of $99,081 for 2012	$222,762	$178,107

See Notes to Consolidated Financial Statements.

Florida Chemical Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Summary of Significant Accounting Policies

Nature of business: Florida Chemical Company, Inc. (Florida Chemical) was founded in 1942 and pioneered the collection, manufacturing and marketing of d-Limonene. D-Limonene is the major component in citrus peel oil that is collected during the citrus juicing process. Florida Chemical purchases citrus oils from various processors and distills it at its manufacturing plant in Winter Haven, Florida. The resulting products are used for resin, flavor, fragrance, solvent and chemical synthesis applications. Florida Chemical formed two wholly owned subsidiaries, FC Pro, LLC (FC Pro) and FCC International, Inc (FCCI). FC Pro was created to develop bio-based performance products for industry and has a manufacturing plant in Waller, Texas. FCCI was formed to serve as the Company's commission agent for the sale of certain products to export markets.

The Company sells its products both throughout the United States of America and around the world including South America and Europe. Approximately 27% and 24% of the Company's sales during the years ended 2012 and 2011, respectively, were to customers in foreign countries.

Reporting entity and principles of consolidation: The consolidated financial statements include the accounts of Florida Chemical Company, Inc. and its wholly owned subsidiaries FC Pro, LLC and FCC International, Inc (collectively, the Company). All significant intercompany accounts and transactions have been eliminated in consolidation.

A summary of the Company's significant accounting policies follows:

Revenue recognition: Sales are recognized when the revenue is realized or realizable, has been earned, the price has been fixed or determinable and collectability is reasonably assured. Revenue is recognized as risk and title transfer to the customer which, depending on the sales agreements and shipping terms, generally occurs upon shipment of product or delivery to the customer. The Company's terms of sale are included in its contracts of sale, order confirmation documents and invoices. The Company includes freight fees billed to customers as sales, and related freight costs of $3,402,984 and $3,112,221 for the years ended December 31, 2012 and 2011, respectively, as a component of selling, general and administrative expenses in the accompanying consolidated statements of income.

Accounts receivable and allowances: Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within thirty to sixty days from the invoice date and are recorded at net realizable value. Unpaid accounts receivable with invoices dates over thirty days old do not accrue interest. The allowance for doubtful accounts is based on prior collection experience and management's analysis of specific accounts. After all attempts to collect a receivable have failed, the receivable is written-off against the allowance.

Inventories, net: Inventories consist of orange oils, essences, other by-products and containers and are stated at the lower of cost or market. Cost is determined using the average cost method. The Company evaluates its inventory value at the end of each month to ensure that it is carried at the lower of cost or market. This evaluation includes an analysis of regular cycle count results, a review of potential slow-moving inventory based on historical product sales and forecasted sales, and an overall consolidated analysis of potential excess or obsolete inventory. Adjustments are made monthly, when appropriate. Events which could affect the amount of reserves for excess or slow moving inventory include a decrease in demand for the Company's products due to economic conditions and other factors or price decreases by competitors on specific products. To the extent historical physical inventory results are not indicative of future results and if future events impact, either favorably or unfavorably, the salability of the Company's products or its relationship with certain key vendors, the Company's inventory reserves could differ significantly, resulting in the need for future inventory provisions.

Investments: The Company owns shares of stock of two publicly traded companies, classified as available-for-sale. These investments are carried at fair value with unrealized holding gains and losses, if any, reported as a separate component of accumulated other comprehensive income (loss) and are included as a component of other assets in the accompanying consolidated balance sheets.

Florida Chemical Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - (Continued)

Income taxes: Under provisions of the Internal Revenue Code, the Company is treated as a Subchapter S-Corporation under the Internal Revenue Code. Under these provisions, the Company does not pay federal or state corporate income taxes on its taxable income because the income is reported on the income tax returns for the stockholders of the Company. Accordingly, the accompanying consolidated financial statements do not contain a provision for income taxes. In addition, management has assessed whether there were any uncertain tax positions, which may give rise to income tax liabilities and determined that there were no such matters requiring recognition in the accompanying financial statements. The Company files income tax returns in the U.S. federal jurisdiction and the States of Illinois, Michigan, New Jersey, Ohio, Georgia and Texas. Generally, the Company is no longer subject to U.S. federal or state and local income tax examinations by tax authorities for years before 2009.

Property, plant and equipment: Property, plant and equipment are recorded at cost. Depreciation is provided using the straight-line method of accounting based on the following estimated useful lives of the assets:

	Years
Machinery and equipment	3	-	20
Furniture and fixtures	5	-	20
Land and building improvements	10	-	40
Buildings			40

Expenditures for major renewals and betterments that extend the useful lives of property, plant and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Impairment of long-lived assets: Long-lived assets are evaluated for impairment whenever events or changes in circumstances have indicated that an asset may not be recoverable and are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. If the sum of the projected undiscounted cash flows (excluding interest charges) is less than the carrying value of the assets, the assets will be written down to the estimated fair value and such loss is recognized in income from continuing operations in the period in which the determination is made. Management determined that no impairment of long-lived assets existed as of December 31, 2012 and 2011.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Comprehensive income: Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. It consists of net income and other gains and losses affecting stockholders' equity that, under generally accepted accounting principles, are excluded from net income, such as the changes in fair values of investments available for sale, which is the only item of comprehensive income impacting the Company's accumulated other comprehensive income (loss).

Recent accounting pronouncements: The Financial Accounting Standards Board (FASB) and other entities issued new or modifications to, or interpretations of, existing accounting guidance during the year ended December 31, 2012. The Company has considered the new pronouncements that altered accounting principles generally accepted in the United States of America, and other than as disclosed in these notes to the financial statements, does not believe that any other new or modified principles will have a material impact on the Company's reported financial position or operations.

Reclassifications: Certain amounts in the 2011 financial statements have been reclassified for comparative purposes to conform with the presentation in the 2012 financial statements. The results of these reclassifications had no effect on previously reported assets, liabilities, net income or stockholders' equity.

Subsequent events: Management has evaluated subsequent events through March 29, 2013, which is the date the financial statements were available to be issued.

Florida Chemical Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - (Continued)

Note 2. Inventories

Inventories consist of the following as of December 31:

	2012	2011
Raw materials	$929,559	$1,128,615
Work in process	2,194,296	2,797,119
Finished goods – orange oils, essences and other by-products	7,446,349	18,151,570
	10,570,204	22,077,304
Less inventory reserve for obsolescence	(617,355)	(573,810)
	$9,952,849	$21,503,494

During the years ended December 31, 2012 and 2011, the Company recorded a lower of cost or market adjustment totaling $45,321 and $998,883, respectively, which is included as a component of cost of sales in the accompanying consolidated statements of income.
Note 3. Property, Plant and Equipment

Property, plant and equipment consist of the following as of December 31:

	2012	2011
Land	$1,567,395	$1,567,395
Buildings	2,879,337	2,882,954
Land and building improvements	3,329,167	2,876,372
Machinery and equipment	15,475,042	8,488,164
Furniture and fixtures	879,465	811,505
	24,130,406	16,626,390
Less accumulated depreciation	(4,894,479)	(3,903,021)
Plus construction in progress	824,854	3,347,120
	$20,060,781	$16,070,489

On October 3, 2011, the Company purchased for cash, land and a building in Winter Haven, Florida from an unrelated third party for $2,439,000.

Depreciation for the years ended December 31, 2012 and 2011, totaled $1,024,129 and $729,815, respectively, of which $342,943 and $253,309, respectively, was capitalized as a component of inventories.

Florida Chemical Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - (Continued)

Note 4. Long-Term Debt
The Company's long-term debt consists of the following as of December 31:

	2012	2011
Bank note payable with fixed monthly payments of $9,000 including principal and interest at a fixed rate of 5.93%, due June 12, 2019, collateralized by deposits, building improvements,
equipment and fixtures.	$579,837	$650,543
Bank note payable with fixed monthly payments of $17,516 including principal and interest at a fixed rate of 4.46%, due February 15, 2014, collateralized by building improvements,
equipment and fixtures.	239,100	433,639
Bank note payable with fixed payments of $8,333 per month in principal, plus interest based on the one-month LIBOR interest rate plus 2.5%, collateralized by real estate. Note was
repaid in full in February 2012.	—	1,316,667
	818,937	2,400,849
Less current portion	(278,758)	(1,581,911)
Long-term debt, net of current portion	$540,179	$818,938

As of December 31, 2012, aggregate payments required on long-term debt that are due in future years are as follows:

Year ending December 31,
2013	$278,758
2014	115,358
2015	84,767
2016	89,950
2017	95,566
Thereafter	154,538
$818,937

In August 2012, the Company entered into a $5,000,000 bank note with a financial institution having interest only payments at the one-month LIBOR interest rate plus 2.75% and maturing on November 21, 2012. The note was repaid in November 2012.
Note 5. Line of Credit

On September 22, 2011, the Company entered into a $20,000,000 revolving line of credit agreement with a commercial bank. All outstanding principal plus accrued, unpaid interest is due on September 22, 2014, and for each twelve-month period that the revolving line of credit is available, a zero balance shall be maintained for at least one 30 consecutive day period. Interest is payable monthly and accrues at the monthly LIBOR interest rate plus 1.6% (1.81% as of December 31, 2012), plus .15% interest on the unused portion of the revolving line of credit. The revolving line of credit is collateralized by accounts receivable, inventories, and certain other assets of the Company and includes certain financial covenants including a minimum tangible net worth and debt service coverage ratio. Available borrowings under the revolving line of credit totaled $15,050,000 as of December 31, 2011, and $4,950,000 was outstanding on the revolving line of credit as of December 31, 2011. No amounts were outstanding on the revolving line of credit as of December 31, 2012.
Note 6. Related Party Loan Payable

The Company borrowed $400,000 from a relative of one of the stockholders in 1999 with principal due on demand, and fixed interest accruing at 8.75%, payable annually. This loan was subordinated to the revolving line of credit. As of December 31, 2012, the outstanding principal and accrued interest were paid in full.

Florida Chemical Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - (Continued)

Note 7. Commitments

Lease obligations: The Company leases office equipment under a non-cancelable operating lease with an original term of five years that expires in 2015. Commitments for minimum future rentals, by year and in the aggregate, to be paid under operating leases that had initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2012 are as follows:

Year ending December 31,
2013	$33,090
2014	33,090
2015	24,818
$90,998

Total rent expense under operating leases totaled approximately $34,000 and $18,000, respectively, for the years ended December 31, 2012 and 2011, which is a component of occupancy expense in the accompanying consolidated statements of income. The Company also has other month-to-month leases under which it pays monthly usage fees to unrelated third parties for chemical storage and gas tank rentals that comprise $124,467 and $141,712 of rent and storage expense within occupancy expense in the accompanying consolidated statements of income during the years ended December 31, 2012 and 2011, respectively.
Note 8. Pension Plan

The Company sponsors a simplified employee pension (SEP) plan covering substantially all of its employees. The Company contributes a percentage of each covered employee's salary. The contribution amount is determined annually by the Board of Directors. Employees are eligible to participate after their third year of service. For the years ended December 31, 2012 and 2011, Company contributions totaled $431,591 and $434,261, respectively. Amounts of $363,634 and $371,170, respectively, are included in compensation and benefits expense in the accompanying consolidated statements of income, net of $67,957 and $63,091, respectively, which was capitalized as a component of inventories during the years ended December 2012 and 2011.
Note 9. Key Man Life Insurance

The Company is the owner and beneficiary of several level term life insurance policies with a total face amount of $70,000,000 as of December 31, 2012, covering the lives of all of the stockholders.
Note 10. Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. As of the years ended December 31, 2012 and 2011, some cash deposits were in excess of federally insured limits. However, the Company has not experienced any losses in such accounts and management believes the Company is not exposed to any significant credit risks on these accounts.

Credit is extended to customers based on an evaluation of the customer's financial condition, and generally collateral is not required. The majority of the Company's sales are credit sales which are made to customers whose ability to pay is dependent upon the industry economics prevailing in the areas where they operate. However, concentration of credit risk with respect to accounts receivable is limited to the large number of customers comprising the Company's customer base that is geographically dispersed throughout the United States of America and internationally and with generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk. The Company maintains reserves for potential credit losses, and such losses have been within management's expectations.

During the year ended December 31, 2012, two customers accounted for approximately 23% and 12%, respectively, of total sales and approximately 27% and 10%, respectively, of accounts receivable. As of and for the year ended December 31, 2011, one customer accounted for approximately 17% of total sales and approximately 23% of accounts receivable.

The Company's products are derived primarily from the agricultural industry, which is subject to various factors over which the Company has limited or no control, including weather conditions, disease, and pestilence, water supply, and market price fluctuations. Market prices are sensitive to aggregate domestic and foreign crop sizes, as well as other factors, which have a direct impact on the Company's sales and cost of sales.

Florida Chemical Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - (Continued)

Note 11. Subsequent Event

In January 2013, the Company declared and paid distributions primarily for individual income tax liabilities in the amount of $400,000 to its stockholders.